UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2005

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other	(Commission file number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 11, 2005, Liz Claiborne, Inc. (the “registrant”), pursuant to registrant’s Salaried Employee Incentive Plan, and in accordance with previously disclosed goals and criteria, paid cash bonuses for the 2004 fiscal year to the following Named Executive Officers: Lawrence McClure – $300,000; Michael Scarpa – $375,000; Robert Zane – $340,000.

In addition, on March 11, 2005, pursuant to registrant’s Amended and Restated Section 162(m) Cash Bonus Plan, registrant paid cash bonuses for the 2004 fiscal year to the registrant’s Chief Executive Officer and the following Named Executive Officers: Paul R. Charron – $2,375,000; Angela Ahrendts – $725,000; and Trudy Sullivan – $725,000.

ITEM 8.01. OTHER EVENTS.

On March 11, 2005, the registrant, pursuant to registrant’s Salaried Employee Incentive Plan, and in accordance with previously disclosed goals and criteria, paid cash bonuses for the 2004 fiscal year to the following Named Executive Officers: Lawrence McClure – $300,000; Michael Scarpa – $375,000; Robert Zane – $340,000.

In addition, on March 11, 2005, pursuant to registrant’s Amended and Restated Section 162(m) Cash Bonus Plan, registrant paid cash bonuses for the 2004 fiscal year to the registrant’s Chief Executive Officer and the following Named Executive Officers: Paul R. Charron – $2,375,000; Angela Ahrendts – $725,000; and Trudy Sullivan – $725,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: March 17, 2005	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Vice President, Deputy General Counsel and Secretary